As Filed with the Securities and Exchange Commission on March 20, 2020
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MPLX LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	4610	27-0005456
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 E. Hardin Street Findlay, Ohio 45840 (419) 421-2414
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Molly R. Benson
Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary
200 E. Hardin Street
Findlay, Ohio 45840
(419) 421-2414
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-7103
Facsimile: (216) 579-0212

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this registration statement.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
6.250% Senior Notes due 2022	$266,382,000(1)	100%	$266,382,000	$34,577
3.500% Senior Notes due 2022	$486,302,000(2)	100%	$486,302,000	$63,122
6.375% Senior Notes due 2024	$380,521,000(3)	100%	$380,521,000	$49,392
5.250% Senior Notes due 2025	$707,655,000(4)	100%	$707,655,000	$91,854
4.250% Senior Notes due 2027	$731,718,000(5)	100%	$731,718,000	$94,977
5.200% Senior Notes due 2047	$487,188,000(6)	100%	$487,188,000	$63,238

(1)	Represents the maximum principal amount at maturity of 6.250% Senior Notes due 2022 that may be issued pursuant to the exchange offer described in this registration statement.
(2)	Represents the maximum principal amount at maturity of 3.500% Senior Notes due 2022 that may be issued pursuant to the exchange offer described in this registration statement.
(3)	Represents the maximum principal amount at maturity of 6.375% Senior Notes due 2024 that may be issued pursuant to the exchange offer described in this registration statement.
(4)	Represents the maximum principal amount at maturity of 5.250% Senior Notes due 2025 that may be issued pursuant to the exchange offer described in this registration statement.
(5)	Represents the maximum principal amount at maturity of 4.250% Senior Notes due 2027 that may be issued pursuant to the exchange offer described in this registration statement.
(6)	Represents the maximum principal amount at maturity of 5.200% Senior Notes due 2047 that may be issued pursuant to the exchange offer described in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 20, 2020
PROSPECTUS
MPLX LP
Offers To Exchange
All of the outstanding restricted 6.250% Senior Notes Due 2022 Issued on September 23, 2019
For newly issued and registered 6.250% Senior Notes Due 2022
All of the outstanding restricted 3.500% Senior Notes Due 2022 Issued on September 23, 2019
For newly issued and registered 3.500% Senior Notes Due 2022
All of the outstanding restricted 6.375% Senior Notes Due 2024 Issued on September 23, 2019
For newly issued and registered 6.375% Senior Notes Due 2024
All of the outstanding restricted 5.250% Senior Notes Due 2025 Issued on September 23, 2019
For newly issued and registered 5.250% Senior Notes Due 2025
All of the outstanding restricted 4.250% Senior Notes Due 2027 Issued on September 23, 2019
For newly issued and registered 4.250% Senior Notes Due 2027
All of the outstanding restricted 5.200% Senior Notes Due 2047 Issued on September 23, 2019
For newly issued and registered 5.200% Senior Notes Due 2047
On September 23, 2019, we issued $266,382,000 aggregate principal amount of 6.250% Senior Notes due 2022, $486,302,000 aggregate principal amount of 3.500% Senior Notes due 2022, $380,521,000 aggregate principal amount of 6.375% Senior Notes due 2024, $707,655,000 aggregate principal amount of 5.250% Senior Notes due 2025, $731,718,000 aggregate principal amount of 4.250% Senior Notes due 2027 and $487,188,000 aggregate principal amount of 5.200% Senior Notes due 2047 in private placements. We refer to these outstanding Senior Notes collectively as the “Original Notes.” We are offering to exchange, which we refer to individually as an “Exchange Offer” and collectively as the “Exchange Offers,” newly issued and registered senior notes, which we refer to as the “Exchange Notes,” for all of the issued and outstanding Original Notes. We refer to the Original Notes and the Exchange Notes collectively as the “Notes.”
The Exchange Notes will have substantially identical terms to the Original Notes, except that the Exchange Notes will be registered under the Securities Act of 1933, which we refer to as the “Securities Act,” and the transfer restrictions, registration rights and related special interest provisions applicable to the Original Notes will not apply to the Exchange Notes.
Each series of Exchange Notes will be part of the same corresponding series of the Original Notes and will be issued under the same base indenture. The Exchange Notes will be exchanged for Original Notes of the corresponding series in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any proceeds from the issuance of Exchange Notes in the Exchange Offers.
The Exchange Offers expire at 5:00 p.m. New York City time on XXXXX XX, 2020, unless extended, which we refer to as the “Expiration Date.” You may withdraw tenders of Original Notes at any time prior to the expiration of the Exchange Offers.
We do not intend to list the Exchange Notes on any securities exchange or to seek approval through any automated quotation system.
You should carefully consider the risk factors beginning on page 6 of this prospectus before deciding whether to participate in the Exchange Offers.

Neither the Securities and Exchange Commission, which we refer to as the “SEC,” nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
________________
The date of this prospectus is XXXXX XX, 2020.

This prospectus may only be used where it is legal to make the Exchange Offers and by a broker-dealer for resales of Exchange Notes acquired in the Exchange Offers where it is legal to do so.
Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: MPLX LP, 200 East Hardin Street, Findlay Ohio 45840, Attention: Investor Relations, Telephone: (419) 421-2414. In order to receive timely delivery of any requested documents in advance of the Expiration Date, you should make your request no later than  XXXXX XX, 2020, which is five full business days before you must make a decision regarding the Exchange Offers.
In making a decision regarding the Exchange Offers, you should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.
None of MPLX LP, the exchange agent or any affiliate of any of them makes any recommendation as to whether or not holders of Original Notes should exchange their Original Notes for Exchange Notes in response to the Exchange Offers.
You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document. Neither the delivery of this prospectus nor any exchange made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
In this prospectus, except as otherwise indicated, references to “MPLX LP,” “MPLX,” “we,” “us” and “our” refer to MPLX LP and its consolidated subsidiaries. References to “ANDX” refer to our wholly-owned subsidiary Andeavor Logistics, LP and its subsidiaries.
________________
Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. By delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where the Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

TABLE OF CONTENTS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	i
WHERE YOU CAN FIND MORE INFORMATION	iii
INFORMATION WE INCORPORATE BY REFERENCE	iii
SUMMARY	1
RISK FACTORS	6
USE OF PROCEEDS	9
DESCRIPTION OF OTHER INDEBTEDNESS	10
THE EXCHANGE OFFERS	12
DESCRIPTION OF THE EXCHANGE NOTES	18
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS	30
CERTAIN ERISA CONSIDERATIONS	31
PLAN OF DISTRIBUTION	33
LEGAL MATTERS	34
EXPERTS	34

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated herein by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, which we refer to as the “Exchange Act.” You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “imply,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,” “policy,” “position,” “potential,” “predict,” “priority,” “project,” “proposition,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus and the documents we have incorporated by reference.
Forward-looking statements include, among other things, statements regarding:

•
future levels of revenues and other income, income from operations, net income attributable to MPLX LP, earnings per unit, adjusted earnings before interest, taxes, depreciation and amortization, which we refer to as “EBITDA” or distributable cash flow, which we refer to as “DCF”;

•	future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses;

•	the success or timing of completion of ongoing or anticipated capital or maintenance projects;

•	the amount and timing of future distributions; and

•	the anticipated effects of actions of third parties such as competitors, activist investors or federal, foreign, state or local regulatory authorities or plaintiffs in litigation.
Our forward-looking statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties and assumptions that we cannot predict. Material differences between actual results and any future performance suggested in our forward-looking statements could result from a variety of factors, including the following:

•	Marathon Petroleum Corporation’s, which we refer to as “MPC,” ability to achieve its strategic objectives and the effects of those strategic decisions on us;

•
the risk that anticipated opportunities and any other synergies from or anticipated benefits of our acquisition of ANDX completed on July 30, 2019, which we refer to as the “Merger,” may not be fully realized or may take longer to realize than expected, including whether the transaction will be accretive within the expected timeframe or at all;

•	disruption from the Merger making it more difficult to maintain relationships with customers, employees or suppliers;

•	risks relating to any unforeseen liabilities of ANDX;

•	further impairments;

•	negative capital market conditions, including an increase of the current yield on common units;

•	the ability to achieve strategic and financial objectives, including with respect to distribution coverage, future distribution levels, proposed projects and completed transactions;

•
the success of MPC’s portfolio optimization, including the ability to complete any divestitures on commercially reasonable terms and/or within the expected timeframe, and the effects of any such divestitures on the business, financial condition, results of operations and cash flows;

•	adverse changes in laws including with respect to tax and regulatory matters;

i

•
the adequacy of capital resources and liquidity, including the availability of sufficient cash flow to pay distributions and access to debt on commercially reasonable terms, and the ability to successfully execute business plans, growth strategies and self-funding models;

•	the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products;

•	volatility in or degradation of market and industry conditions;

•	changes to the expected construction costs and timing of projects and planned investments, and the ability to obtain regulatory and other approvals with respect thereto;

•	completion of midstream infrastructure by competitors;

•	disruptions due to equipment interruption or failure, including electrical shortages and power grid failures;

•	the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements;

•	modifications to financial policies, capital budgets, and earnings and distributions;

•	the ability to manage disruptions in credit markets or changes to credit ratings;

•	compliance with federal and state environmental, economic, health and safety, energy and other policies and regulations or enforcement actions initiated thereunder;

•	adverse results in litigation;

•	the reliability of processing units and other equipment;

•	the effect of restructuring or reorganization of business components;

•	the potential effects of changes in tariff rates on our business, financial condition, results of operations and cash flows;

•	foreign imports and exports of crude oil, refined products, natural gas and NGLs;

•	changes in producer customers’ drilling plans or in volumes of throughput of crude oil, natural gas, NGLs, refined products or other hydrocarbon-based products;

•	changes in the cost or availability of third-party vessels, pipelines, railcars and other means of transportation for crude oil, natural gas, NGLs, feedstocks and refined products;

•	the price, availability and acceptance of alternative fuels and alternative-fuel vehicles and laws mandating such fuels or vehicles;

•
actions taken by our competitors, including pricing adjustments and the expansion and retirement of pipeline capacity, processing, fractionation and treating facilities in response to market conditions;

•	expectations regarding joint venture arrangements and other acquisitions, including the dropdowns completed by MPC, or divestitures of assets;

•	midstream and refining industry overcapacity or under capacity;

•	accidents or other unscheduled shutdowns affecting our machinery, pipelines, processing, fractionation and treating facilities or equipment, or those of our suppliers or customers;

•	acts of war, terrorism or civil unrest that could impair our ability to gather, process, fractionate or transport crude oil, natural gas, NGLs or refined products;

•	public health crises, including infectious disease outbreaks such as the recent outbreak of a strain of coronavirus, a respiratory illness;

•
political pressure and influence of environmental groups upon policies and decisions related to the production, gathering, refining, processing, fractionation, transportation and marketing of crude oil or other feedstocks, refined products, natural gas, NGLs or other hydrocarbon-based products; and

•	the other factors described in Item 1A. Risk Factors of our most recent Annual Report on Form 10-K and subsequent filings made with the SEC that are incorporated by reference into this prospectus.
We do not undertake any obligation to update the forward-looking statements included or incorporated by reference in this prospectus, unless we are required by applicable securities laws to do so.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational reporting requirements of the Exchange Act. We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet site that contains information MPLX has filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about MPLX at our website at http://www.mplx.com. We do not intend for information contained on our website to be part of this prospectus, other than documents that we file with the SEC that are incorporated by reference in this prospectus.
INFORMATION WE INCORPORATE BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) (1) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the termination of the offering of securities pursuant to the Exchange Offers.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•	our Current Report on Form 8-K filed on March 18, 2020.
We do not and will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K unless, and except to the extent, specified in such current reports.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning MPLX at the following address:

MPLX LP
200 E. Hardin Street
Findlay, Ohio 45840
Attention: Investor Relations
(419) 421-2414

SUMMARY
This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus, including the more detailed information regarding MPLX, the Exchange Notes and the consolidated financial statements and the related notes incorporated by reference into this prospectus. You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” in this prospectus before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Except as otherwise indicated or unless the context otherwise requires, the term “Notes” refers collectively to the Original Notes and the Exchange Notes.
Company
MPLX is a diversified, large-cap master limited partnership with its common units traded on the New York Stock Exchange, which we refer to as “NYSE,” under the symbol “MPLX.” MPLX was formed in 2012 by MPC, and is headquartered in Findlay, Ohio. MPLX owns and operates midstream energy infrastructure and logistics assets and provides fuels distribution services. MPLX’s assets include a network of crude oil and refined product pipelines; an inland marine business; light-product, asphalt, heavy oil and marine terminals; storage caverns; refinery tanks, docks, loading racks, and associated piping; crude oil and natural gas gathering systems and pipelines; as well as natural gas and NGL processing and fractionation facilities. The operation of these assets are conducted in our Logistics and Storage, which we refer to as “L&S”, and Gathering and Processing, which we refer to as “G&P,” operating segments. Our assets are positioned throughout the United States.

We continue to have a strategic relationship with MPC, which is a large source of our revenues. We have executed numerous long-term, fee-based agreements with minimum volume commitments with MPC which provide us with a stable and predictable revenue stream and source of cash flows. This includes agreements obtained through our acquisition of ANDX, whereby ANDX had similar agreements with MPC. As of December 31, 2019, MPC owned approximately 63 percent of our outstanding common units. MPC will continue to be an important source of our revenues and cash flows for the foreseeable future. We also have long-term relationships with a diverse set of producer customers in many crude oil and natural gas resource plays, including the Permian Basin, Marcellus Shale, Utica Shale, STACK Shale and Bakken Shale, among others. MPC controls MPLX through its indirect ownership of 100% of the membership interests of MPLX GP LLC, MPLX’s general partner, which we refer to as “MPLX General Partner.”

Our principal executive offices are located at 200 East Hardin Street, Findlay, Ohio 45840, and our telephone number at that location is (419) 421-2414.

The Exchange Offers

The Exchange Offers
We are offering to exchange up to: (i) $266,382,000 aggregate principal amount of newly issued and registered 6.250% Senior Notes due 2022, which we refer to as the “Exchange 6.250% 2022 Senior Notes,” for an equal principal amount of our outstanding 6.250% Senior Notes due 2022, which we refer to as the “Original 6.250% 2022 Senior Notes”; (ii) $486,302,000 aggregate principal amount of newly issued and registered 3.500% Senior Notes due 2022, which we refer to as the “Exchange 3.500% 2022 Senior Notes,” for an equal principal amount of our outstanding 3.500% Senior Notes due 2022, which we refer to as the “Original 3.500% 2022 Senior Notes”; (iii) $380,521,000 aggregate principal amount of newly issued and registered 6.375% Senior Notes due 2024, which we refer to as the “Exchange 6.375% 2024 Senior Notes,” for an equal principal amount of our outstanding 6.375% Senior Notes due 2024, which we refer to as the “Original 6.375% 2024 Senior Notes”; (iv) $707,655,000 aggregate principal amount of newly issued and registered 5.250% Senior Notes due 2025, which we refer to as the “Exchange 5.250% 2025 Senior Notes,” for an equal principal amount of our outstanding 5.250% Senior Notes due 2025, which we refer to as the “Original 5.250% 2025 Senior Notes”; (v) $731,718,000 aggregate principal amount of newly issued and registered 4.250% Senior Notes due 2027, which we refer to as the “Exchange 4.250% 2027 Senior Notes,” for an equal principal amount of our outstanding 4.250% Senior Notes due 2027, which we refer to as the “Original 4.250% 2027 Senior Notes”; and (vi) $487,188,000 aggregate principal amount of newly issued and registered 5.200% Senior Notes due 2047, which we refer to as the “Exchange 5.200% 2047 Senior Notes,” for an equal principal amount of our outstanding 5.200% Senior Notes due 2047, which we refer to as the “Original 5.200% 2047 Senior Notes.” The terms of each series of Exchange Notes are identical to those of the corresponding series of Original Notes in all material respects, except that the transfer restrictions, registration rights and related special interest provisions applicable to the Original Notes will not apply to the Exchange Notes. Each series of Exchange Notes will be of the same class as the corresponding series of outstanding Original Notes. Holders of Original Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Purpose of Exchange Offers
The Exchange Notes are being offered to satisfy our obligations under the registration rights agreement entered into at the time we issued and sold the Original Notes. Subject to limited exceptions, after the Exchange Offers are complete, you will not have any further rights under the registration rights agreement, including any right to require us to register any of the Original Notes that you do not exchange or to pay you the additional interest we agreed to pay to holders of Original Notes if we failed to timely complete the Exchange Offers.

Expiration Date; Withdrawal of Tenders; Return of Original Notes Not Accepted for Exchange
The Exchange Offers will expire at 5:00 p.m., New York City time, on         , 2020, or on a later date and time to which we extend it. We refer to such time and date as the Expiration Date. Tenders of Original Notes in the Exchange Offers may be withdrawn at any time prior to the Expiration Date. We will exchange the Exchange Notes for validly tendered Original Notes promptly following the Expiration Date. We refer to such date of exchange as the Exchange Date. Any Original Notes that are not accepted for exchange for any reason will be returned by us, at our expense, to the tendering holder promptly after the expiration or termination of the Exchange Offers.

Procedures for Tendering Original Notes
Each holder of Original Notes wishing to participate in the Exchange Offers must follow procedures of The Depository Trust Company’s, which we refer to as “DTC,” Automated Tender Offer Program, or ATOP, subject to the terms and procedures of that program. The ATOP procedures require that the exchange agent receive, prior to the Expiration Date, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that DTC confirm that DTC has received instructions to exchange your Original Notes. See “The Exchange Offers—Procedures for Tendering.”

Consequences of Failure to Exchange the Original Notes
You will continue to hold Original Notes, which will remain subject to their existing transfer restrictions, if you do not validly tender your Original Notes or you tender your Original Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Original Notes after we consummate the Exchange Offers. See “The Exchange Offers—Terms of the Exchange Offers” and “The Exchange Offers—Consequences of Failure To Exchange.”

Conditions to the Exchange Offers
The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Original Notes of either series being tendered or accepted for exchange. The Exchange Offers are subject to customary conditions, which may be waived by us in our discretion. We currently expect that all of the conditions will be satisfied and that no waivers will be necessary. See “The Exchange Offers—Conditions to the Exchange Offers.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A.
United States Federal Income Tax Considerations
Your exchange of an Original Note for an Exchange Note of the corresponding series will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each Exchange Note received as you had immediately prior to the exchange in the corresponding Original Note surrendered. See “Certain U.S. Federal Income Tax Considerations.”

Risk Factors	You should consider carefully the risk factors beginning on page 6 of this prospectus before deciding whether to participate in the Exchange Offers.

The Exchange Notes
The following is a brief summary of the principal terms of the Exchange Notes. The terms of each series of Exchange Notes are identical in all material respects to those of the corresponding series of Original Notes except that the transfer restrictions, registration rights and related special interest provisions applicable to the Original Notes will not apply to the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Exchange Notes, see “Description of the Exchange Notes.”

Issuer	MPLX LP, a Delaware limited partnership
Securities Offered
Up to $3,059,766,000 aggregate principal amount of Exchange Notes, consisting of up to $266,382,000 aggregate principal amount of Exchange 6.250% Senior Notes due 2022, $486,302,000 aggregate principal amount of Exchange 3.500% Senior Notes due 2022, $380,521,000 aggregate principal amount of Exchange 6.375% Senior Notes due 2024, $707,655,000 aggregate principal amount of Exchange 5.250% Senior Notes due 2025, $731,718,000 aggregate principal amount of Exchange 4.250% Senior Notes due 2027 and $487,188,000 aggregate principal amount of Exchange 5.200% Senior Notes due 2047. The Exchange Notes offered hereby will be of the same class as the Original Notes.

Maturity Dates
The Exchange 6.250% 2022 Senior Notes will mature on October 15, 2022. The Exchange 3.500% 2022 Senior Notes will mature on December 1, 2022. The Exchange 6.375% 2024 Senior Notes will mature on May 1, 2024. The Exchange 5.250% 2025 Senior Notes will mature on January 15, 2025. The Exchange 4.250% 2027 Senior Notes will mature on December 1, 2027. The Exchange 5.200% 2047 Senior Notes will mature on December 1, 2047.

Interest Payment Dates
We will pay interest on the Exchange 6.250% 2022 Senior Notes on April 15 and October 15 of each year, commencing on April 15, 2020 (if the Exchange Date occurs before that date and otherwise on October 15, 2020). We will pay interest on the Exchange 3.500% 2022 Senior Notes on June 1 and December 1 of each year, commencing on June 1, 2020. We will pay interest on the Exchange 6.375% 2024 Senior Notes on May 1 and November 1 of each year, commencing on May 1, 2020 (if the Exchange Date occurs before that date and otherwise on November 1, 2020). We will pay interest on the Exchange 5.250% 2025 Senior Notes on January 15 and July 15 of each year, commencing on July 15, 2020. We will pay interest on the Exchange 4.250% 2027 Senior Notes on June 1 and December 1 of each year, commencing on June 1, 2020. We will pay interest on the Exchange 5.200% 2047 Senior Notes on June 1 and December 1 of each year, commencing on June 1, 2020.

Interest Rates
The Exchange 6.250% 2022 Senior Notes will bear interest at 6.250% per year. The Exchange 3.500% 2022 Senior Notes will bear interest at 3.500% per year. The Exchange 6.375% 2024 Senior Notes will bear interest at 6.375% per year. The Exchange 5.250% 2025 Senior Notes will bear interest at 5.250% per year. The Exchange 4.250% 2027 Senior Notes will bear interest at 4.250% per year. The Exchange 5.200% 2047 Senior Notes will bear interest at 5.200% per year.

Optional Redemption
We may redeem the Exchange Notes of any series, in whole or in part, at any time and from time to time at the applicable redemption price described herein under the caption “Description of the Exchange Notes—Optional Redemption.”

Certain Covenants
The Indenture (as defined herein) governing the Exchange Notes contains covenants that, among other things, limit our ability and the ability of our subsidiaries to create or permit to exist mortgages and other liens and enter into sale and leaseback transactions with respect to principal properties. See “Description of the Exchange Notes—Certain Covenants.”

Ranking
The Exchange Notes will be our senior unsecured obligations, will rank equally with all our other senior unsecured debt, including all other unsubordinated notes issued under the Indenture, from time to time outstanding, and will be structurally subordinated to the secured and unsecured debt of our subsidiaries, including senior notes issued by ANDX that remain outstanding. The Exchange Notes will be exclusively our obligations, and not the obligations of any of our subsidiaries. Our rights and the rights of any holder of the Exchange Notes (or other of our creditors) to participate in the assets of any subsidiary upon that subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. See “Description of the Exchange Notes—Ranking.”

Form and Denomination	The Exchange Notes of each series will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
DTC Eligibility	The Exchange Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Description of the Exchange Notes—Book-Entry; Delivery and Form.”
Same Day Settlement
Beneficial interests in the Exchange Notes will trade in DTC's same-day funds settlement system until maturity. Therefore, secondary market trading activity in such interests will be settled in immediately available funds.

No Listing of the Exchange Notes
We do not intend to apply for a listing of the Exchange Notes on any securities exchange or an automated dealer quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes.

Governing Law	The Exchange Notes and the Indenture will be governed by the laws of the State of New York.
Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”
Trustee, Registrar and Paying Agent	The Bank of New York Mellon Trust Company, N.A., referred to herein as the “Trustee.”
Risk Factors
See “Risk Factors” and other information in this prospectus for a discussion of factors that should be carefully considered by holders of Original Notes before tendering their Original Notes in the Exchange Offers in exchange for the Exchange Notes.

RISK FACTORS
The terms of each series of Exchange Notes are identical in all material respects to those of the corresponding series of Original Notes, except that the transfer restrictions, registration rights and related special interest provisions applicable to the Original Notes will not apply to the Exchange Notes. Before making a decision regarding the Exchange Offers, you should carefully consider the risks described below and all of the information contained or incorporated by reference into this prospectus, including the information in Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and subsequent filings made with the SEC and incorporated by reference in this prospectus, before making an investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. See “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.
Risks Related to the Exchange Offers
If you fail to exchange your Original Notes, they will continue to be restricted securities and will likely become less liquid.
Original Notes that you do not tender, or we do not accept, will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue Exchange Notes in exchange for Original Notes of the corresponding series pursuant to the Exchange Offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers—Procedures for Tendering” and “The Exchange Offers—Conditions to the Exchange Offers.” These procedures and conditions include timely receipt by the exchange agent of a confirmation of book-entry transfer of the Original Notes being tendered and an agent’s message from DTC.
Because we anticipate that all or substantially all holders of Original Notes will elect to exchange their Original Notes in these Exchange Offers, we expect that the market for any Original Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the Original Notes of the applicable series outstanding. If you do not tender your Original Notes following the Exchange Offers, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes of each series is likely to be adversely affected.
You must follow the appropriate procedures to tender your Original Notes or they will not be exchanged.
The Exchange Notes will be issued in exchange for the Original Notes only after timely receipt by the exchange agent of the Original Notes or a book-entry confirmation related thereto, an agent’s message and all other required documentation. If you want to tender your Original Notes in exchange for Exchange Notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of Original Notes for exchange. Original Notes that are not tendered or are tendered but not accepted will, following the Exchange Offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the Original Notes in the Exchange Offer to participate in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled “The Exchange Offers” and “Plan of Distribution” later in this prospectus.
The Exchange Offers may not be consummated.
Each of the Exchange Offers is subject to customary conditions set forth in “The Exchange Offers—Conditions to the Exchange Offers” later in this prospectus. These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the Exchange Offers regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the Exchange Offers. In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus forms a part, or with respect to the qualification of the Indenture, under which the Original Notes were issued under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.”

Risks Relating to the Exchange Notes
Our substantial debt and other financial obligations could impair our financial condition, results of operations and cash flow, and our ability to fulfill our debt obligations, as well as the Notes.
We have significant debt obligations, which totaled $20.7 billion as of December 31, 2019. We may incur significant debt obligations in the future, including under the Amended and Restated MPC Loan Agreement (as defined below). Our existing and future indebtedness may impose various restrictions and covenants on us that could have, or the incurrence of such debt could otherwise result in, material adverse consequences, including:

•
We may have difficulties obtaining additional financing for working capital, capital expenditures, acquisitions, or general business purposes on favorable terms, if at all, or our cost of borrowing may increase.

•
We may be at a competitive disadvantage compared to our competitors who have proportionately less debt, or we may be more vulnerable to, and have limited flexibility to respond to, competitive pressures or a downturn in our business or the economy generally.

•
If our operating results are not sufficient to service our indebtedness, we may be required to reduce our distributions, reduce or delay our business activities, investments or capital expenditures, sell assets or issue equity, which could materially and adversely affect our financial condition, results of operations, cash flows and ability to make distributions to unitholders, as well as the trading price of our common units.

•
The operating and financial restrictions and covenants in our revolving credit facility and any future financing agreements could restrict our ability to finance our operations or capital needs or to expand or pursue our business activities, which may, in turn, limit our ability to make distributions to our unitholders. Our ability to comply with these covenants may be impaired from time to time if the fluctuations in our working capital needs are not consistent with the timing for our receipt of funds from our operations.

•
If we fail to comply with our debt obligations and an event of default occurs, our lenders could declare the outstanding principal of that debt, together with accrued interest, to be immediately due and payable, which may trigger defaults under our other debt instruments or other contracts. Our assets may be insufficient to repay such debt in full, and the holders of our units could experience a partial or total loss of their investment.

Changes in our credit ratings may adversely affect the value of the Exchange Notes.
The ratings assigned to the notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the Exchange Notes.
The Indenture does not restrict the amount of additional debt that we and our subsidiaries may incur and the credit facility permits us and our subsidiaries to incur substantial additional unsecured debt.
The Indenture does not place any limitation on the amount of unsecured debt that we may incur and our credit facilities permits us and our subsidiaries to incur substantial additional unsecured debt. Our incurrence of additional debt, and the incurrence of additional debt by any of our subsidiaries, may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes, a loss in the market value of your notes and a risk that the credit rating of the notes is lowered or withdrawn.
The terms of the Exchange Notes do not require us to offer to repurchase the Exchange Notes upon a “change of control” transaction.
The terms of the Exchange Notes will not require us to offer to repurchase the Exchange Notes upon a “change of control” transaction. Accordingly, holders will not have the right to require us to repurchase the Exchange Notes if we enter into transactions that result in a change of control of our company and a decrease in the ratings of the Exchange Notes. Certain of our existing debt obligations provide such rights to holders of those obligations.
MPLX is a holding company and depends on dividends and other distributions from its subsidiaries.

MPLX is a holding company with limited direct operations. Its principal assets are the equity interests that it holds in its subsidiaries. As a result, MPLX depends on dividends and other distributions from its subsidiaries, including ANDX, to generate the funds necessary to meet its financial obligations, including the payment of principal and interest on its outstanding indebtedness. Its subsidiaries are legally distinct from MPLX and have no obligation to pay amounts due on its indebtedness or to make funds available for such payment. In addition, MPLX's subsidiaries will be permitted under the terms of the Indenture governing the Exchange Notes to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to MPLX. In addition, to the extent that any of our subsidiaries, including ANDX, has indebtedness, the Exchange Notes will be structurally subordinated to such indebtedness. We cannot assure you that the agreements governing the current and future indebtedness of MPLX's subsidiaries will permit MPLX's subsidiaries to provide it with sufficient dividends, distributions or loans to fund payments on the Notes when due.
Neither MPLX nor any of its subsidiaries has any property that has been determined to be a principal property under the Indenture.
The Indenture includes covenants that, among other things, limit our ability and the ability of our subsidiaries to create or permit to exist mortgages and other liens and enter into sale and leaseback transactions with respect to principal properties. However, as of the date of this prospectus, neither MPLX nor any of its subsidiaries has any property that the board of directors of MPLX General Partner has determined to be a principal property under the Indenture.
An increase in market interest rates could result in a decrease in the value of the Exchange Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the Exchange Notes and market interest rates increase, the market values of the Exchange Notes may decline. We cannot predict the future level of market interest rates.
Active trading markets for the Exchange Notes may not develop.
The Exchange Notes are new issues of securities with no established trading market. We do not intend to apply for listing of the Exchange Notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that a trading market for the Exchange Notes of any series will ever develop or will be maintained. If a trading market does not develop or is not maintained, you may find it difficult or impossible to resell the Exchange Notes. Further, there can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, your ability to sell such notes or the price at which you will be able to sell the Exchange Notes. Future trading prices of the notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Exchange Notes and the markets for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:
•     the time remaining to the maturity of the Exchange Notes;
•     the outstanding amount of the Exchange Notes;
•     the terms related to optional redemption of the Exchange Notes; and
•     the level, direction and volatility of market interest rates generally.
In addition, if you do participate in the Exchange Offers for the purpose of participating in the distribution of the Exchange Notes, you must comply with the registration and prospectus delivery requirements of the Securities Act for any resale transaction. Each broker-dealer who holds Original Notes for its own account due to market-making or other trading activities and who receives Exchange Notes for its own account must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.
We may choose to redeem any series of the Notes prior to maturity.
We may redeem some or all of the Notes of any series at any time. See “Description of the Exchange Notes—Optional Redemption.” If prevailing interest rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed.

USE OF PROCEEDS
The Exchange Offers are intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive, in exchange, an equal principal amount of the corresponding series of Original Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.

DESCRIPTION OF OTHER INDEBTEDNESS
MPLX Revolving Credit Facility
On July 26, 2019, in connection with the closing of the Merger, MPLX entered into an Amended and Restated Credit Agreement, by and among MPLX, as borrower, Wells Fargo Bank, National Association, as administrative agent, each of Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Inc., Mizuho Bank, Ltd., MUFG Bank, Ltd. and Royal Bank of Canada, as documentation agents, and the other lenders and issuing banks that are parties thereto, which we refer to as the “Amended and Restated MPLX Credit Agreement,” providing for a five-year $3.5 billion revolving credit facility, which we refer to as the “MPLX Revolving Credit Facility.” The Amended and Restated MPLX Credit Agreement amended and restated MPLX’s previously existing credit agreement, dated July 21, 2017, and became effective on July 30, 2019 upon the closing of the Merger.
The Amended and Restated MPLX Credit Agreement includes letter of credit issuing capacity of up to approximately $300 million (subject to agreement of any lenders to increase their letter of credit issuing commitments thereunder) and swingline loan capacity of up to $150 million. Pursuant to the terms of the Amended and Restated MPLX Credit Agreement, the revolving credit facility may be increased by up to an additional $1.0 billion in borrowing capacity, subject to certain customary conditions, including the consent of the lenders whose commitments would increase. The Amended and Restated MPLX Credit Agreement is for a five-year term with a maturity date of July 30, 2024 and may be extended for up to two additional one-year periods subject to, among other conditions, the consent of the lenders holding a majority of the revolving credit facility commitments, provided that the commitments held by any non-consenting lenders will terminate on the original maturity date.
Commitment fees ranging from 10.0 basis points to 25.0 basis points per annum, depending on MPLX’s credit ratings, accrue on the unused commitments under the Amended and Restated MPLX Credit Agreement. Borrowings under the Amended and Restated MPLX Credit Agreement bear interest, at MPLX’s election, at either (i) the Adjusted LIBO (as defined in the Amended and Restated MPLX Credit Agreement) plus a margin ranging from 100.0 basis points to 175.0 basis points per annum, depending on MPLX’s credit ratings, or (ii) the Alternate Base Rate (as defined in the Amended and Restated MPLX Credit Agreement) plus a margin ranging from 0 basis points to 75.0 basis points per annum, depending on MPLX’s credit ratings.
The Amended and Restated MPLX Credit Agreement contains certain representations and warranties, affirmative and negative covenants and events of default that we consider to be customary for an agreement of this type, including a covenant that requires MPLX’s ratio of Consolidated Total Debt (as defined in the Amended and Restated MPLX Credit Agreement) to Consolidated EBITDA (as defined in the Amended and Restated MPLX Credit Agreement) for the four prior fiscal quarters not to exceed 5.0 to 1.0 as of the last day of each fiscal quarter (or 5.5 to 1.0 during an Acquisition Period (as defined in the Amended and Restated MPLX Credit Agreement)). Consolidated EBITDA is subject to adjustments for certain acquisitions completed and capital projects undertaken during the relevant period. In addition to commitment fees and interest charges, MPLX agreed to pay administrative fees, letter of credit fronting fees and other customary fees and to reimburse certain expenses of the lenders and agents incurred in connection with the Amended and Restated MPLX Credit Agreement.
As of December 31, 2019, MPLX had no borrowings and less than $1 million of letters of credit outstanding under the Amended and Restated MPLX Credit Agreement.
MPLX Term Loan Agreement
On September 26, 2019, MPLX entered into a Term Loan Agreement, by and among MPLX, as borrower, Wells Fargo Bank, National Association, as administrative agent, each of Wells Fargo Securities, LLC, BofA Securities, Inc. and Mizuho Bank, Ltd., as joint lead arrangers and joint bookrunners, each of Bank of America, N.A. and Mizuho Bank, Ltd., as syndication agents, each of BNP Paribas, Citibank, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., The Bank of Nova Scotia, Sumitomo Mitsui Banking Corporation, SunTrust Bank, The Toronto-Dominion Bank and U.S. Bank National Association, as documentation agents, and the lenders that are parties thereto, which we refer to as the “Term Loan Agreement.”

The Term Loan Agreement provides for a committed term loan facility for up to an aggregate of $1 billion in borrowings, which were drawn in full by MPLX during 2019. Borrowings under the Term Loan Agreement bear interest, at MPLX’s election, at either (i) the Adjusted LIBO Rate (as defined in the Term Loan Agreement) plus a margin ranging from 75.0 basis points to 100.0 basis points per annum, depending on MPLX’s credit ratings, or (ii) the Alternate Base Rate (as defined in the Term Loan Agreement).

Amounts borrowed under the Term Loan Agreement are due and payable on September 26, 2021. In addition, borrowings under the Term Loan Agreement are subject to customary mandatory prepayment provisions which require, among other things, prepayment of borrowings under the Term Loan Agreement upon the receipt of Net Cash Proceeds (as defined in the Term Loan Agreement) received from the disposition of any asset of MPLX or any of its subsidiaries that is (i) in excess of $200 million in the aggregate over the term of the Term Loan Agreement and (ii) not used to purchase replacement assets within 180 days following receipt thereof (or 270 days if a commitment to purchase replacement assets is entered into within 180 days following the receipt of such proceeds). Amounts borrowed under the Term Loan Agreement may be prepaid without premium or penalty.
The Term Loan Agreement contains certain representations and warranties, affirmative and negative covenants and events of default that we consider to be customary for an agreement of this type and are substantially similar to MPLX’s existing revolving credit facility, including a covenant that requires MPLX’s ratio of Consolidated Total Debt (as defined in the Term Loan Agreement) to Consolidated EBITDA (as defined in the Term Loan Agreement) for the four prior fiscal quarters not to exceed 5.0 to 1.0 as of the last day of each fiscal quarter (or 5.5 to 1.0 during an Acquisition Period (as defined in the Term Loan Agreement)). Consolidated EBITDA is subject to adjustments for certain acquisitions completed and capital projects undertaken during the relevant period. In addition to commitment fees and interest charges, MPLX agreed to pay administrative fees, letter of credit fronting fees and other customary fees and to reimburse certain expenses of the lenders and agents incurred in connection with the Term Loan Agreement.

MPC Intercompany Loan Agreement
MPLX is party to an amended and restated loan agreement with MPC Investment LLC, a wholly owned subsidiary of MPC which we refer to as “MPC Investment”, dated as of July 31, 2019. We refer to such amended and restated loan agreement as the “Amended and Restated MPC Loan Agreement.” Under the terms of the Amended and Restated MPC Loan Agreement, MPC Investment may make loans to MPLX on a revolving basis, as requested by MPLX and as agreed to by MPC Investment in its discretion, of up to $1.5 billion in aggregate principal amount of all loans outstanding at any one time. Borrowings under the Amended and Restated MPC Loan Agreement bear interest at the one-month LIBOR rate plus 1.25 percent or such lower rate that would be applicable to such borrowings under the Amended and Restated MPLX Credit Agreement. The Amended and Restated MPC Loan Agreement expires July 31, 2024, provided that MPC Investment may demand payment of all or any portion of the outstanding principal amount of the loans, together with all accrued and unpaid interest and other amounts (if any) payable under the Amended and Restated MPC Loan Agreement, at any time prior to the expiration date.
As of December 31, 2019, there was $594 million outstanding under the Amended and Restated MPC Loan Agreement.
MPLX Senior Notes
As of December 31, 2019, MPLX, excluding for this purpose, its consolidated subsidiaries, had senior notes outstanding with an aggregate principal amount of $18,887 million with maturities ranging from 2021 to 2058. Such senior notes are direct, unsecured unsubordinated obligations of MPLX. As such, they rank equally in right of payment with all of MPLX’s other unsubordinated debt and are not guaranteed by any of MPLX’s subsidiaries.
Senior Notes Issued by Consolidated Subsidiaries
As of December 31, 2019, ANDX had an aggregate principal amount of $190 million of senior notes outstanding. The ANDX senior notes are non-recourse to MPLX and its subsidiaries other than ANDX. As of December 31, 2019, MarkWest Energy Partners, L.P., a consolidated subsidiary of MPLX, which we refer to as “MarkWest” had an aggregate principal amount of $23 million of senior notes outstanding. The MarkWest senior notes are non-recourse to MPLX and its subsidiaries other than MarkWest and subsidiaries of MarkWest, if any, that have guaranteed the MarkWest notes.

THE EXCHANGE OFFERS
Purpose of the Exchange Offers
In connection with the offer and sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers of the Original Notes. We are making the Exchange Offers to satisfy our obligations under the registration rights agreement.
Terms of the Exchange Offers
We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus, Exchange Notes for an equal principal amount of Original Notes. The terms of each series of Exchange Notes are substantially identical in all material respects to those of the corresponding series of Original Notes, except that the transfer restrictions, registration rights and related special interest provisions applicable to the Original Notes will not apply to the Exchange Notes. Each series of Exchange Notes will be of the same class as the corresponding series of Original Notes. Each series of Exchange Notes will be entitled to the benefits of the Indenture under which the Original Notes were issued. See “Description of the Exchange Notes.” The Exchange Offers are not conditioned upon any minimum aggregate principal amount of Original Notes of any series being tendered or accepted for exchange.
As of the date of this prospectus, $266,382,000 aggregate principal amount of Original 6.250% 2022 Senior Notes, $486,302,000 aggregate principal amount of Original 3.500% 2022 Senior Notes, $380,521,000 aggregate principal amount of Original 6.375% 2024 Senior Notes, $707,655,000 aggregate principal amount of Original 5.250% 2025 Senior Notes, $731,718,000 aggregate principal amount of Original 4.250% 2027 Senior Notes and $487,188,000 aggregate principal amount of Original 5.200% 2047 Senior Notes, were outstanding. Original Notes tendered in the Exchange Offers must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of Original Notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their Original Notes for Exchange Notes pursuant to the Exchange Offers generally may offer the Exchange Notes for resale, resell the Exchange Notes and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holders’ business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.
Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement, to file with the SEC a registration statement (of which this prospectus forms a part) with respect to the Exchange Notes. If you do not exchange Original Notes for Exchange Notes pursuant to the Exchange Offers, your Original Notes will continue to be subject to restrictions on transfer.
If any holder of the Original Notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offers, the holder would not be able to rely on the applicable interpretations of the SEC and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.
We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offer to distribute the Exchange Notes following completion of the Exchange Offer. We are not aware of any person that will participate in the Exchange Offer with a view to distribute the Exchange Notes.
Expiration Date; Extensions; Termination; Amendments
The Exchange Offers expire on the Expiration Date, which is 5:00 p.m., New York City time, on                  , 2020 unless we, in our sole discretion, extend the period during which the Exchange Offers are open. We reserve the right to extend the Exchange Offers at any time and from time to time prior to the Expiration Date by giving written notice to The Bank of New

York Mellon, the exchange agent, and by public announcement communicated by no later than 5:00 p.m., New York City time, on the next business day following the previously scheduled Expiration Date, unless otherwise required by applicable law or regulation, by making a release to PR Newswire or other wire service. During any extension of the Exchange Offers, all Original Notes previously tendered will remain subject to the Exchange Offers and may be accepted for exchange by us.
The Exchange Date will promptly follow the Expiration Date. We expressly reserve the right to:

•
extend the Exchange Offers, delay acceptance of Original Notes due to an extension of the Exchange Offers or terminate the Exchange Offers and not permit acceptance of Original Notes not previously accepted if any of the conditions set forth under “—Conditions to the Exchange Offers” shall have occurred and shall not have been waived by us; and

•	amend the terms of the Exchange Offers in any manner, whether before or after any tender of the Original Notes.
If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the Original Notes as promptly as practicable. Additionally, in the event of a material amendment or change in the Exchange Offers, which would include any waiver of a material condition hereof, we will extend the offer period, if necessary, so that at least five business days remain in the Exchange Offers following notice of the material amendment or change, as applicable. Unless we terminate the Exchange Offers prior to 5:00 p.m., New York City time, on the Expiration Date, we will exchange the Exchange Notes for the tendered Original Notes promptly after the Expiration Date and will issue to the exchange agent Exchange Notes for Original Notes validly tendered, not withdrawn and accepted for exchange. Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offers. See “—Acceptance of Original Notes and Delivery of Exchange Notes.”
This prospectus and other relevant materials will be mailed by us to record holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Original Notes.
Procedures for Tendering
To participate in the Exchange Offers, you must properly tender your Original Notes to the exchange agent as described below. We will only issue the Exchange Notes in exchange for the Original Notes that you timely and properly tender. Therefore, you should allow sufficient time to contact your broker, if applicable, to ensure timely delivery of the Original Notes, and you should follow carefully the instructions on how to tender your Original Notes. There are no letters of transmittal prepared for use in connection with the Exchange Offers. It is your responsibility to properly tender your Original Notes.
If you have any questions or need help in exchanging your Original Notes, please contact the exchange agent at the address or telephone numbers set forth below.
All of the Original Notes were issued in book-entry form, and all of the Original Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. You may tender your Original Notes only by using ATOP. The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after this prospectus is mailed or sent to holders, and any financial institution that is a participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender the Original Notes.
All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Original Notes will be determined by us and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of the Original Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of the Original Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of the Original Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder as soon as practicable after the Expiration Date of the Exchange Offers.
In all cases, we will issue the Exchange Notes for the Original Notes that we have accepted for exchange under the Exchange Offers only after the exchange agent receives, prior to the Expiration Date, a book-entry confirmation of such number of the Original Notes into the exchange agent’s account at DTC and a properly transmitted agent’s message.
If we do not accept any tendered Original Notes for exchange or if the Original Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Original Notes will be returned without expense to their tendering holder. Such non-exchanged Original Notes will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offers.
Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Original Notes, where those Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See “Plan of Distribution.”
Withdrawal Rights
Original Notes tendered pursuant to the Exchange Offers may be withdrawn at any time prior to the Expiration Date.
For a withdrawal of a tender to be effective, a tendering holder may (1) withdraw its acceptance through ATOP or (2) deliver a written or facsimile transmission notice of withdrawal to the Exchange Agent prior to the Expiration Date. The withdrawal notice must:
•    specify the name of the tendering holder of Original Notes;
•    bear a description of the Original Notes to be withdrawn;
•    specify the aggregate principal amount represented by those Original Notes;
•    specify the name and number of the account at DTC to be credited with the withdrawn Original Notes; and

•
be signed by the holder of those Original Notes, including any required signature guarantees, or be accompanied by evidence satisfactory to MPLX that the person withdrawing the tender has succeeded to the beneficial ownership of those Original Notes.

The signature on any notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the Original Notes have been tendered for the account of an eligible guarantor institution. An “eligible guarantor institution" is one of the following firms or other entities identified in Rule 17Ad-15 under the Exchange Act (as the terms are used in Rule 17Ad-15):
•    a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;
•    a credit union;
•    a national securities exchange, registered securities association or clearing agency; or
•    a savings association.
Withdrawal of tenders of Original Notes may not be rescinded, and any Original Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the Exchange Offers. Validly withdrawn Original Notes may, however, be re-tendered by again following the procedures described in “—Procedures for Tendering” above prior to the Expiration Date.
For a withdrawal to be effective, a written letter, telegram, telex or facsimile transmission notice of withdrawal must be received not later than 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the name of such holder, the principal amount of Original Notes delivered for exchange, a statement that such holder is withdrawing such holder’s election to have such Original Notes exchanged and number of the account at DTC to be credited with withdrawn Original Notes and otherwise comply with the ATOP procedures. The exchange agent will return properly withdrawn Original Notes promptly following receipt of notice of withdrawal. Properly withdrawn Original Notes may be retendered by following the procedures described under “—Procedures for Tendering” above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.
Acceptance of Original Notes and Delivery of Exchange Notes
Upon the terms and subject to the conditions of the Exchange Offers, the acceptance for exchange of Original Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For purposes of the Exchange Offers, we will be deemed to have accepted for exchange validly tendered Original Notes when and if we have given written notice to the exchange agent. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.
The exchange agent will act as agent for the tendering holders of each series of Original Notes for the purposes of receiving corresponding series of Exchange Notes from us and causing the Original Notes to be assigned, transferred and exchanged. Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above will be credited to an account maintained by the holder with DTC for the Original Notes, promptly after withdrawal, rejection of tender or termination of the Exchange Offers.
Conditions to the Exchange Offers
Without regard to other terms of the Exchange Offers, we will not be required to exchange any Exchange Notes for any Original Notes and may terminate the Exchange Offers before the acceptance of any outstanding notes for exchange and before the expiration of the Exchange Offers, if:

•
any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offers that, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offers;

•
the Staff of the SEC proposes, adopts or enacts any law, statute, rule or regulation or issues any interpretation of any existing law, statute, rule or regulation that, in our reasonable judgment, might materially impair our ability to proceed with the Exchange Offers; or

•
any governmental approval or approval by holders of the outstanding notes has not been obtained if we, in our reasonable judgment, deem this approval necessary for the consummation of the Exchange Offers.

If, in our reasonable judgment, we determine that any of these conditions are not satisfied, we may:

•
refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with DTC;

•
extend the Exchange Offers and retain all outstanding notes tendered before the expiration of the Exchange Offers, subject, however, to the rights of holders who tendered the outstanding notes to withdraw their outstanding notes; or

•	waive unsatisfied conditions with respect to the Exchange Offers and accept all properly tendered outstanding notes that have not been withdrawn.
If the waiver constitutes a material change to the Exchange Offers, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the Original Notes, and we will extend the Exchange Offers for a period of up to ten business days, depending on the significance of the waiver and the manner of disclosure of the registered holders of the Original Notes, if the Exchange Offers would otherwise expire during this period.
In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus forms a part, or with respect to the qualification of the Indenture, under which the Original Notes were issued under the Trust Indenture Act.

Exchange Agent
The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the Exchange Offers. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus, should be directed to the exchange agent addressed as follows:
By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:
The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn: Tiffany Castor
By Facsimile Transmission (eligible institutions only):
(732) 667-9408

For Information or Confirmation by Telephone:
(315) 414-3034
Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.
Solicitation of Tenders; Expenses
We have not retained any dealer-manager or similar agent in connection with the Exchange Offers and we will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offers. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses. The expenses to be incurred in connection with the Exchange Offers, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.
No person has been authorized to give any information or to make any representations in connection with the Exchange Offers other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the Exchange Offers will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus.
The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes in any jurisdiction in which the making of the Exchange Offers or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the Exchange Offers in any jurisdiction.
Appraisal Rights
You will not have appraisal or dissenters’ rights in connection with the Exchange Offers.
Transfer Taxes
If you tender your Original Notes, you will not be obligated to pay any transfer taxes in connection with the Exchange Offers.
Income Tax Considerations
We advise you to consult your own tax advisers as to your particular circumstances and the effects of any state, local or foreign tax laws to which you may be subject.

The discussion in this prospectus is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” and regulations, rulings and judicial decisions thereunder, in each case as in effect on the date of this prospectus, all of which are subject to change.
The exchange of an Original Note for an Exchange Note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each Exchange Note received as you had immediately prior to the exchange in the corresponding Original Note surrendered. See “Certain U.S. Federal Income Tax Considerations” for more information.
Consequences of Failure to Exchange
As a consequence of the offer or sale of the Original Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Original Notes who do not exchange Original Notes for Exchange Notes in the Exchange Offers will continue to be subject to the restrictions on transfer of the Original Notes. In general, the Original Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.
Upon completion of the Exchange Offers, due to the restrictions on transfer of the Original Notes and the absence of similar restrictions applicable to the Exchange Notes, it is highly likely that the market, if any, for Original Notes will be relatively less liquid than the market for Exchange Notes. Consequently, holders of Original Notes who do not participate in the Exchange Offers could experience significant diminution in the value of their Original Notes compared to the value of the Exchange Notes.

DESCRIPTION OF THE EXCHANGE NOTES
The Original Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of February 12, 2015, as previously supplemented, which we refer to as the “Indenture,” between MPLX, as issuer, and The Bank of New York Mellon Trust Company, N.A., as the trustee. The terms of the Original Notes and the Exchange Notes include those stated in the Indenture and the form of Notes, as well as those made part of the Indenture by reference to the Trust Indenture Act. Each series of Exchange Notes, when issued, will be part of the same series of corresponding Original Notes under the Indenture. References to “the Notes” include the Original Notes and the Exchange Notes. The Original Notes constitute, and the Exchange Notes will constitute, when issued, senior debt securities issued under the Indenture.
Because this section is a summary, it does not describe every aspect of the Indenture or the Notes. This summary is subject to and qualified in its entirety by reference to all of the provisions of the Indenture, including definitions of certain terms used in the Indenture, and the Notes. You should read the Indenture and the form of Notes because they contain additional information and they, and not this description, define your rights as a holder of the Notes. Additionally, copies of the Indenture and forms of the Notes are available without charge upon request to us at the address provided under “Where You Can Find More Information.” For purposes of this section, references to “MPLX,” “MPLX LP,” “we,” “us” or “our” include only MPLX LP and not any of its subsidiaries (including ANDX).
General
We will initially issue up to $266,382,000 aggregate principal amount of the Exchange 6.250% 2022 Senior Notes, up to $486,302,000 aggregate principal amount of the Exchange 3.500% 2022 Senior Notes, up to $380,521,000 aggregate principal amount of the Exchange 6.375% 2024 Senior Notes, up to $707,655,000 aggregate principal amount of the Exchange 5.250% 2025 Senior Notes, up to $731,718,000 aggregate principal amount of the Exchange 4.250% 2027 Senior Notes and up to $487,188,000 aggregate principal amount of the Exchange 5.200% 2047 Senior Notes.
The Exchange 6.250% 2022 Senior Notes will mature on October 15, 2022. The Exchange 3.500% 2022 Senior Notes will mature on December 1, 2022. The Exchange 6.375% 2024 Senior Notes will mature on May 1, 2024. The Exchange 5.250% 2025 Senior Notes will mature on January 15, 2025. The Exchange 4.250% 2027 Senior Notes will mature on December 1, 2027. The Exchange 5.200% 2047 Senior Notes will mature on December 1, 2047.
The Exchange 6.250% 2022 Senior Notes will accrue interest at a rate per annum equal to 6.250% payable semi-annually in arrears on April 15 and October 15 of each year commencing on April 15, 2020 (if the Exchange Date occurs before that date and otherwise on October 15, 2020), to the persons in whose names the Exchange 6.250% 2022 Senior Notes are registered at the close of business on April 1 and October 1, respectively, preceding the interest payment date. Interest on the Exchange 6.250% 2022 Senior Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
The Exchange 3.500% 2022 Senior Notes will accrue interest at a rate per annum equal to 3.500% payable semi-annually in arrears on June 1 and December 1 of each year commencing on June 1, 2020, to the persons in whose names the Exchange 3.500% 2022 Senior Notes are registered at the close of business on May 15 and November 15, respectively, preceding the interest payment date. Interest on the Exchange 3.500% 2022 Senior Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
The Exchange 6.375% 2024 Senior Notes will accrue interest at a rate per annum equal to 6.375% payable semi-annually in arrears on May 1 and November 1 of each year commencing on May 1, 2020 (if the Exchange Date occurs before that date and otherwise on November 1, 2020), to the persons in whose names the Exchange 6.375% 2024 Senior Notes are registered at the close of business on April 15 and October 15, respectively, preceding the interest payment date. Interest on the Exchange 6.375% 2024 Senior Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
The Exchange 5.250% 2025 Senior Notes will accrue interest at a rate per annum equal to 5.250% payable semi-annually in arrears on January 15 and July 15 of each year commencing on July 15, 2020, to the persons in whose names the Exchange 5.250% 2025 Senior Notes are registered at the close of business on January 1 and July 1, respectively, preceding the interest payment date. Interest on the Exchange 5.250% 2025 Senior Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

The Exchange 4.250% 2027 Senior Notes will accrue interest at a rate per annum equal to 4.250% payable semi-annually in arrears on June 1 and December 1 of each year commencing on June 1, 2020, to the persons in whose names the Exchange 4.250% 2027 Senior Notes are registered at the close of business on May 15 and November 15, respectively, preceding the interest payment date. Interest on the Exchange 4.250% 2027 Senior Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
The Exchange 5.200% 2047 Senior Notes will accrue interest at a rate per annum equal to 5.200% payable semi-annually in arrears on June 1 and December 1 of each year commencing on June 1, 2020, to the persons in whose names the Exchange 5.200% 2047 Senior Notes are registered at the close of business on May 15 and November 15, respectively, preceding the interest payment date. Interest on the Exchange 5.200% 2047 Senior Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
Interest on each series of Exchange Notes will accrue from the last interest payment date on which interest was paid or duly provided for with respect to the applicable series of Original Notes, or, if no interest has been paid or duly provided for, from the date of their original issuance.
If any interest payment date, stated maturity date or redemption date falls on a day that is not a Business Day, the payment will be made on the next Business Day and no interest will accrue for the period from and after such interest payment date, stated maturity date or redemption date.
The Exchange Notes will be issued in fully registered form only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We may, without the consent of the holders, increase the principal amount of any series of Exchange Notes in the future, on the same terms and conditions, other than the public offering price, original interest accrual date and initial interest payment date, and with the same CUSIP number as such series of Exchange Notes. We will not issue any such additional notes of any series unless the additional notes are fungible with the series of Exchange Notes being offered for exchange hereby for U.S. federal income tax purposes. The Exchange Notes and any additional new notes of such series subsequently issued under the Indenture will be treated as a single series or class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.
The Indenture does not limit the amount of unsecured debt that we or any of our subsidiaries (including ANDX) may issue. We may issue additional debt securities under the Indenture from time to time in one or more series, each in an amount authorized prior to issuance. Other than the restrictions contained in the Indenture on liens and sale/leaseback transactions described below under “—Certain Covenants,” the Indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event that we participate in a “change of control” or highly leveraged transaction. In addition, the Indenture does not limit our ability to guarantee any indebtedness of our subsidiaries or any other person.
Optional Redemption
Exchange 6.250% 2022 Senior Notes
The Exchange 6.250% 2022 Senior Notes will be redeemable in whole at any time or in part from time to time, at our option, prior to their maturity date at the redemption prices (expressed as percentages of principal amount of the Exchange 6.250% 2022 Senior Notes to be redeemed) set forth below plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2019	101.563%
2020 and thereafter	100.000%

Exchange 6.375% 2024 Senior Notes
The Exchange 6.375% 2024 Senior Notes will be redeemable in whole at any time or in part from time to time, at our option, prior to their maturity date at the redemption prices (expressed as percentages of principal amount of the Exchange 6.375% 2024 Senior Notes to be redeemed) set forth below plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2019	104.781%
2020	103.188%
2021	101.594%
2022 and thereafter	100.000%

Exchange 5.250% 2025 Senior Notes
Prior to January 15, 2021, the Exchange 5.250% 2025 Senior Notes will be redeemable in whole at any time or in part from time to time, at our option, at a redemption price equal to the sum of 100% of the principal amount thereof plus the Applicable Premium, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date.
On or after January 15, 2021, the Exchange 5.250% 2025 Senior Notes will be redeemable in whole at any time or in part from time to time, at our option, prior to their maturity date at the redemption prices (expressed as percentages of principal amount of the Exchange 5.250% 2025 Senior Notes to be redeemed) set forth below plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Percentage
2021	102.625%
2022	101.313%
2023 and thereafter	100.000%

For purposes of the foregoing discussion of the optional redemption of the Exchange 5.250% 2025 Senior Notes, the following definitions are applicable:
“Applicable Premium” means, with respect to any Exchange 5.250% 2025 Senior Notes on any redemption date, the greater of: (1) 1.0% of the principal amount of such Exchange 5.250% 2025 Senior Notes; and (2) the excess of: (A) the present value at such redemption date of (i) the redemption price of such Exchange 5.250% 2025 Senior Notes on January 15, 2021 (such redemption price being set forth in the table appearing above), plus (ii) all required interest payments due on such notes through January 15, 2021 (excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (B) the principal amount of such Exchange 5.250% 2025 Senior Notes.
“Treasury Rate” means, with respect to any redemption date for the Exchange 5.250% 2025 Senior Notes, the yield to maturity as of any such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to any such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from any such redemption date to January 15, 2021; provided, however, that if the period from any such redemption date to January 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
Remaining Exchange Notes
Except as otherwise described below, the Exchange Notes of the following series will be redeemable in whole at any time or in part from time to time, at our option, prior to their maturity date, in the case of the Exchange 3.500% 2022 Senior Notes, prior to November 1, 2022 (one month prior to their maturity date), which we refer to as the “Exchange 3.500% 2022 Senior Notes Par Call Date,” in the case of the Exchange 4.250% 2027 Senior Notes, prior to September 1, 2027 (three months prior to their maturity date), which we refer to as the “Exchange 4.250% 2027 Senior Notes Par Call Date,” and, in the case of the Exchange 5.200% 2047 Senior Notes, prior to June 1, 2047 (six months prior to their maturity date), which we refer to as the “Exchange 5.200% 2047 Senior Notes Par Call Date,” at a redemption price equal to the greater of:

•	100% of the principal amount of the Exchange Notes of that series to be redeemed; or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the Exchange Notes of that series to be redeemed that would be due but for the redemption of such notes if such notes matured on the Exchange 3.500% 2022 Senior Notes Par Call Date with respect to the Exchange 3.500% 2022 Senior Notes, on the Exchange 4.250% 2027 Senior Notes Par Call Date with respect to the Exchange 4.250% 2027 Senior Notes and on the Exchange 5.200% 2047 Senior Notes Par Call Date with respect to the Exchange 5.200% 2047 Senior Notes (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate plus 25 basis points for the Exchange 3.500% 2022 Senior Notes, 30 basis points for the Exchange 4.250% 2027 Senior Notes and 40 basis points for the Exchange 5.200% 2047 Senior Notes.

In each case, we will also pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.
If the Exchange 3.500% 2022 Senior Notes are redeemed on or after the Exchange 3.500% 2022 Senior Notes Par Call Date, we will pay a redemption price equal to 100% of the principal amount of the Exchange 3.500% 2022 Senior Notes redeemed. If the Exchange 4.250% 2027 Senior Notes are redeemed on or after the Exchange 4.250% 2027 Senior Notes Par Call Date, we will pay a redemption price equal to 100% of the principal amount of the Exchange 4.250% 2027 Senior Notes redeemed. If the Exchange 5.200% 2047 Senior Notes are redeemed on or after the Exchange 5.200% 2047 Senior Notes Par Call Date, we will pay a redemption price equal to 100% of the principal amount of the Exchange 5.200% 2047 Senior Notes redeemed.
In each case, we will also pay accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.
The Trustee shall have no duty to make any calculation in respect of the redemption price of Exchange Notes called for redemption and shall receive an Officer’s Certificate setting forth such redemption price on which it shall be fully protected in relying.
For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:
“Business Day means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.
“Comparable Treasury Issue” means the United States Treasury security selected, in accordance with customary financial practice, by an Independent Investment Banker as having a maturity comparable to the remaining term, which we refer to as the “Remaining Life,” of the Exchange Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Exchange Notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average, as determined by us, of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury

Dealer Quotations, or (2) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.
“Reference Treasury Dealer” means at least four primary U.S. Government securities dealers in The City of New York as we shall select.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.
“Treasury Rate” means, as of any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in, or available through, the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System (or companion online data resource published by the Board of Governors of the Federal Reserve System) and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated by us on the third Business Day preceding the redemption date.
Notice and Selection
Notice of redemption will be transmitted, in the case of the Exchange 6.250% 2022 Senior Notes, the Exchange 6.375% 2024 Senior Notes and the Exchange 5.250% 2025 Senior Notes, at least 15 but not more than 60 days before the redemption date to each holder of record of such Exchange Notes to be redeemed. Notice of redemption will be transmitted, in the case of the Exchange 3.500% 2022 Senior Notes, the Exchange 4.250% 2027 Senior Notes and the Exchange 5.200% 2047 Senior Notes, at least 10 but not more than 60 days before the redemption date to each holder of record of such Exchange Notes to be redeemed.
The notice of redemption for the Exchange Notes will state, among other things, the series and amount of Exchange Notes to be redeemed, the redemption date, the redemption price (or the method of calculating the redemption price), the place or places that payment will be made upon presentation and surrender of Exchange Notes to be redeemed and the paragraph or section of the Exchange Notes or the Indenture pursuant to which the redemption is being made. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date. If fewer than all of the Exchange Notes of a series are to be redeemed at any time, the Trustee will select the particular notes or portions thereof for redemption from the outstanding Exchange Notes not previously called by any of the following methods: (i) in compliance with the requirements of the principal national securities exchange, if any, on which such Exchange Notes are listed, (2) on a pro rata basis to the extent practicable and in accordance with the procedures of the Depositary or (3) by lot or in such other similar method in accordance with the procedures of the depositary of such Exchange Notes.
Open Market Purchases
MPLX or any of its affiliates may at any time and from time to time purchase the Exchange Notes in the open market or otherwise.
Sinking Fund
There is no provision for a sinking fund for the Notes.

Ranking
The Exchange Notes will be senior unsecured and unsubordinated obligations of MPLX and will rank equally with all its other existing and future senior unsecured and unsubordinated indebtedness, but will be effectively junior to MPLX’s secured indebtedness to the extent of the value of the relevant collateral. The Exchange Notes will not be the obligations of any of our subsidiaries and will be effectively subordinated to all indebtedness and other obligations of our subsidiaries.
MPLX is a holding company and derives substantially all of its operating income from, and holds substantially all of its assets through, its subsidiaries. As a result, it depends (and will depend) on dividends and distributions of cash flow and earnings from its subsidiaries in order to meet its payment obligations under the Exchange Notes and its other debt obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on such debt securities, including the Exchange Notes, or to provide MPLX with funds for its payment obligations, whether by dividends, distributions, loans or otherwise. As a result, the Exchange Notes will be structurally subordinated to the liabilities of MPLX’s subsidiaries, including trade payables and other obligations incurred in the ordinary course of business. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit the ability of such subsidiaries to make payments or other distributions to MPLX and such subsidiaries could agree to contractual restrictions on their ability to make distributions.
As of December 31, 2019, MPLX’s consolidated subsidiaries had approximately $232 million of indebtedness outstanding (including finance lease obligations and before taking into account unamortized debt issue costs and discounts). MPLX’s consolidated indebtedness, as of December 31, 2019, was approximately $20.7 billion.
Guarantees
None of our subsidiaries will guarantee our obligations under the Exchange Notes.
Certain Covenants
Creation of Certain Liens
The Indenture provides that if MPLX or any subsidiary of MPLX mortgages or encumbers as security for money borrowed any pipeline, terminal or other logistics or storage property or asset employed in the transportation, distribution, storage, terminalling, processing or marketing of crude oil, natural gas, condensate or refined products that (1) is located in the United States and (2) is determined to be a principal property by the Board of Directors in its discretion, MPLX will, or will cause such subsidiary to, secure each series of notes and all other debt securities issued under the Indenture equally and ratably with all obligations secured by the mortgage then being given. This covenant will not apply in the case of any mortgage:

•	existing on February 12, 2015;

•	incurred in connection with the acquisition or construction of any property;

•	previously existing on acquired property or existing on the property of any entity when it becomes a subsidiary of MPLX;

•
in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure payments to MPLX or any of its subsidiaries under the provisions of any contract or statute;

•
in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings for the purchase or construction of the property mortgaged;

•	to secure the cost of the repair, construction, improvement or alteration of all or part of a principal property;

•	on various facilities, equipment and personal property located at or on, or used in connection with, a principal property;

•	arising in connection with the sale of accounts receivable; or

•	that is a renewal of or substitution for any mortgage permitted under any of the provisions described in the preceding clauses.
In addition, MPLX may, and may permit its subsidiaries to, grant mortgages or incur liens on property covered by the restriction described above as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described below, does not, at the time such mortgage or lien is granted, exceed 15% of MPLX’s “Consolidated Net Tangible Assets,” which the Indenture defines to mean the aggregate value of all assets of MPLX and its subsidiaries after deducting:

•	all current liabilities, excluding all short-term indebtedness and the current portion of long-term indebtedness;

•	all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and

•	all goodwill, patents and trademarks, unamortized debt discounts and other similar intangibles;
all determined in conformity with generally accepted accounting principles and calculated on a basis consistent with our most recent audited consolidated financial statements.
The Indenture defines “Board of Directors” as the Board of Directors of the MPLX General Partner or any authorized committee thereof or any directors and/or officers of the MPLX General Partner to whom such Board of Directors or such committee shall have duly delegated its authority to act under the Indenture. If MPLX shall change its form of entity to other than a limited partnership, the references to the Board of Directors shall mean the Board of Directors (or other comparable governing body) of MPLX as reconstituted or any successor.
Limitations on Certain Sale and Leaseback Transactions
The Indenture provides that MPLX and its subsidiaries are generally prohibited from selling and leasing back the principal properties described above under “—Creation of Certain Liens.” However, this covenant will not apply if:

•	the lease is an intercompany lease between MPLX and one of its subsidiaries or between any of MPLX’s subsidiaries;

•	the lease is for a temporary period by the end of which it is intended that the use of the leased property will be discontinued;

•
MPLX or a subsidiary of MPLX could mortgage the property without equally and ratably securing the New MPLX Notes and other series of debt securities issued under the Indenture, including any supplement thereto, under the covenant described above under the caption “—Creation of Certain Liens”; or

•
MPLX promptly informs the Trustee of the sale, the net proceeds of the sale are at least equal to the fair value of the property and within 180 days of the sale the net proceeds are applied to the retirement or in-substance defeasance of our funded debt (subject to reduction, under circumstances the Indenture specifies).

As of the date of this prospectus, neither MPLX nor any subsidiary of MPLX has any property that the Board of Directors has determined to be a principal property under the Indenture.
Merger, Consolidation and Sale of Assets
The Indenture provides that MPLX may not consolidate or amalgamate with or merge with or into any other person, or sell, convey, transfer, lease or otherwise dispose of all or substantially all its assets to any person, whether in a single transaction or a series of related transactions unless:

•
MPLX is the surviving person in the case of a merger or the resulting, surviving or transferee person, if other than MPLX, is a partnership, limited liability company or corporation organized under the laws of the United States or any state thereof or the District of Columbia that expressly assumes the obligations of MPLX under the Indenture with respect to each series of the Notes;

•	immediately after giving effect to such transaction or series of transactions, no default or event of default under the Indenture would occur or be continuing; and

•	MPLX shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such transaction complies with the Indenture.
In the case of any consolidation, amalgamation or merger in which MPLX is not the continuing entity, or disposition of all or substantially all of the assets of MPLX, the successor will succeed to and be substituted for MPLX with the same effect as if it had been an original party to the Indenture, and, except in the case of a lease of all or substantially all of MPLX’s assets, the predecessor entity will be relieved of any further obligation under the Indenture and the Notes.
The Indenture, with respect to each series of the Notes, defines “substantially all of its assets” as a portion of the non-current assets reflected in MPLX’s consolidated balance sheet as of the end of the most recent quarterly period that represents at least 66 2/3% of the total reported value of such assets.
Events of Default
The Indenture defines an event of default with respect to any series of Notes issued thereunder as being:
(1) MPLX’s failure to pay interest on that series of Notes when due and payable, continuing for 30 days;
(2) MPLX’s failure to pay the principal of or premium, if any, on that series of Notes when due and payable;
(3) MPLX’s failure to observe or perform any other covenants or agreements on the part of MPLX in such series of Notes or in the Indenture (not specifically dealt with elsewhere in the definition of “event of default”), continuing for a period of 60 days after written notice to MPLX of that failure as provided in the Indenture; or
(4) specified events of bankruptcy, insolvency or reorganization of MPLX.
The Trustee is required to give holders of the particular series of Notes written notice of a default with respect to that series as and to the extent required by the Trust Indenture Act.
An event of default under any one series of Notes would not necessarily be an event of default under any other series of Notes.
MPLX is required annually to deliver to the Trustee a certificate stating that a review of the activities of MPLX and its subsidiaries has been made and to the best of each signer’s knowledge, MPLX has performed and fulfilled every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture.
In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization of MPLX) shall occur and be continuing with respect to the Notes of any series, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes of that series then outstanding may declare the principal of, premium, if any, and interest on such series of Notes to be due and payable immediately. If an event of default relating to any event of bankruptcy, insolvency or reorganization of MPLX occurs, the principal of, premium, if any, and interest on all the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder. The holders of a majority in aggregate principal amount of the Notes of any series affected by the default may in some cases rescind this accelerated payment requirement in relation to that series. Depending on the terms of our other indebtedness, an event of default may give rise to cross defaults on our other indebtedness.
Holders of not less than a majority in aggregate principal amount of a series of the Notes then outstanding may waive any past default or event of default with respect to that series, except a default or event of default:

•	in the payment of principal of, and premium, if any, or interest on that series of Notes; or

•	in respect of a provision that cannot be amended without the consent of each holder of outstanding Notes affected thereby.
Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for every purpose under the Indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default.
No holder of Notes of any series may institute any action or proceeding under the Indenture or for the appointment of a receiver or a trustee, or for any other remedy unless:

•	the holder has given prior written notice to the Trustee of a continuing event of default with respect to the Exchange Notes of that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series have made a written request to the Trustee to institute an action or proceedings with respect to the event of default;

•	the holders making the request have offered the Trustee indemnity or security satisfactory to the Trustee against costs, expenses and liabilities to be incurred in compliance with the request;

•	the Trustee for 60 days after its receipt of the notice, request and offer of indemnity or security has failed to institute any such action or proceeding; and

•	during that 60-day period, the holders of a majority in aggregate principal amount of the Notes of that series do not give the Trustee a direction inconsistent with the request.
Holders of the Notes, however, are entitled at any time to bring a lawsuit for the payment of principal of, and premium, if any, and interest on their Notes on or after its due date. It is intended that rights provided for holders of a series of the Notes under the Indenture are for the equal and ratable benefit of all holders of the Notes of the same series.
Modification and Waiver
MPLX and the Trustee may modify the Indenture or any supplemental indenture thereof without the consent of any holders of any series of the Notes outstanding thereunder with respect to specific matters, including:

•	to evidence the succession of another person to MPLX;

•	to surrender any right or power conferred on MPLX by the Indenture, add covenants for the protection of the holders of the Notes or to add additional defaults or events of default;

•
to cure any ambiguity or omission or to correct or supplement any provision of the Indenture that may be defective or inconsistent with any other provision in the Indenture, to transfer or pledge any property to the Trustee or to make any other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of the holders of a particular series of the Notes;

•	to secure any or all of the Notes;

•	to make any change that does not adversely affect the rights under the Indenture of any holder of a particular series of the Notes;

•	to evidence the appointment of a successor trustee; and

•	to establish the form or terms of a particular series of the Notes as permitted by the Indenture.
MPLX and the Trustee may otherwise modify the Indenture or any supplemental indenture thereof with the written consent of the holders of not less than a majority in aggregate principal amount of each series of the Notes affected. However, without the consent of the holder of each outstanding series of the Notes affected, no modification may:

•	reduce the percentage of the Notes required to consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on each series of the Notes or reduce the principal of or extend the maturity of each series of the Notes;

•	reduce the premium payable upon redemption or change the time each series of the Notes is redeemable;

•	change the currency in which the Notes are payable;

•	impair the right of any holder of such Notes to receive payment of premium, if any, principal of and interest on such Notes;

•	release any security in respect of such Notes other than in accordance with the Indenture; or

•	modify the provisions relating to the right of holders of such Notes to direct the Trustee, waive a default or consent to amendments.
Except in limited circumstances, MPLX may set any day as a record date for the purpose of determining the holders of outstanding Notes of each series entitled to give or take any direction, notice, consent, waiver or other action under the

Indenture. In limited circumstances, the Trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such Notes computed as of the record date.
Defeasance
The Indenture provides that, upon satisfaction of the requirements described below, we may terminate all of our obligations under each series of the Notes and the Indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of such series of Notes; and

•	to replace mutilated, destroyed, lost or stolen Notes of such series.
In addition, we may terminate our obligation to comply with certain restrictive covenants under each series of Notes or the Indenture, including the restrictions contained in the Indenture on liens and sale/leaseback transactions described above under “—Certain Covenants,” known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise our legal defeasance option, payment of each series of the Notes may not be accelerated because of the occurrence of any events of default. If we exercise our covenant defeasance option, payment of each series of Notes may not be accelerated because of the occurrence of certain specified events of default.
To exercise either defeasance option as to each series of Notes, we must irrevocably deposit in trust with the Trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and each installment of interest on such Notes.
We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing for at least 91 days after such deposit;

•
in the case of legal defeasance, we have delivered to the Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of such Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the Trustee an opinion of counsel to the effect that the holders of such Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other conditions precedent described in the Indenture.
Governing Law
New York law will govern the Indenture and the Exchange Notes.
The Trustee
The Bank of New York Mellon Trust Company, N.A. will be the trustee under the Indenture. The Bank of New York Mellon Trust Company, N.A. and its affiliates perform certain commercial banking services for some of our affiliates, for which they receive customary fees. If an event of default occurs and is continuing under the Indenture, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
Subject to the provisions of the Indenture, the Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of any Notes only after those holders have offered the Trustee security or indemnity satisfactory to it. The Indenture limits the right of the Trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The Trustee may engage in other transactions with us. If, after the occurrence of a default under the Indenture, it acquires any conflicting interest within the meaning of the Trust Indenture Act, however, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Book-Entry; Delivery and Form
Except as set forth below, the Exchange Notes will be issued in registered global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount. The Exchange Notes will initially be represented by one or more fully registered global notes, which we refer to collectively as the “global notes.” Each such global note will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes. The Exchange Notes will be issued only in the form of definitive global securities that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until they are exchanged in whole or in part for notes in definitive form under the limited circumstances described below, a global note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the Exchange Notes through the accounts that each of these systems maintain as participants in DTC.
Ownership of beneficial interests in the global notes will be limited to persons that have accounts with DTC for such global notes, who we refer to as participants, or persons that may hold interests through participants. Upon the issuance of the global notes, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the Exchange Notes represented by such global notes beneficially owned by such participants.
Ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in the global notes, except in the event that use of the book-entry system for the global notes is discontinued. The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the global notes.
So long as DTC or its nominee is the registered owner of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such global notes for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in the global notes will not be entitled to have notes represented by such global notes registered in their names, will not receive or be entitled to receive physical delivery of such Exchange Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in the global notes must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in any of the global notes desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the global notes, such as redemptions, tenders, defaults, and proposed amendments to the Exchange Note documents. Beneficial owners may ascertain that the nominee holding the global notes for their benefit has agreed to obtain and transmit notices to beneficial owners or beneficial owners may provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Principal and interest payments on interests represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of such global notes. None of MPLX, the Trustee, any other agent of MPLX or agent of the Trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of the global notes, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such global notes as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
If DTC is at any time unwilling or unable to continue as depository for the global notes of any series, and we fail to appoint a successor depository registered as a clearing agency under the Exchange Act within 90 days, we will issue Exchange Notes of that series in definitive form in exchange for the global notes. Any Exchange Notes issued in definitive form in exchange for such global notes will be registered in such name or names, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof as DTC shall instruct the Trustee. It is expected that such instructions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the global notes.
DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) directly or indirectly own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
Same-Day Settlement and Payment
All payments of principal and interest on the Exchange Notes will be made by MPLX in immediately available funds. The Exchange Notes will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Exchange Notes will therefore be required by DTC to settle in immediately available funds.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Original Notes for registered Exchange Notes pursuant to the Exchange Offers, but does not purport to be a complete analysis of all the potential tax considerations relating to the Exchange Offers. This summary is based upon the provisions of the Code, Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks and certain other financial institutions, partnerships and other pass-through entities, regulated investment companies, real estate investment trusts, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, U.S. holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum tax, tax-exempt organizations, tax deferred or other retirement accounts and persons holding the Exchange Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or the effects of any other U.S. federal tax laws, including the gift and estate tax and the Medicare tax.
The exchange of an Original Note for an Exchange Note pursuant to the Exchange Offers (described under the section entitled “The Exchange Offers”) will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize any taxable gain or loss upon the receipt of an Exchange Note pursuant to the Exchange Offers, your holding period for an Exchange Note will include the holding period of the Original Note exchanged therefor, your adjusted tax basis in an Exchange Note will be the same as the adjusted tax basis in the Original Note immediately before such exchange, and all of the U.S. federal income tax considerations associated with owning an Original Note will continue to apply to the Exchange Note received in exchange therefor.
INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

CERTAIN ERISA CONSIDERATIONS

The following summary regarding certain aspects of the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” and the Code is based on ERISA and the Code, judicial decisions and United States Department of Labor and IRS regulations and rulings that are in existence on the date of this prospectus. This summary is general in nature and does not address every issue pertaining to ERISA or the Code that may be applicable to us, the Exchange Notes or a particular investor. Accordingly, each prospective investor should consult with his, her or its own counsel in order to understand the issues relating to ERISA and the Code that affect or may affect the investor with respect to this investment.
ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA and plans subject to Section 4975 of the Code (each such employee benefit plan or plan, a “Plan”), on entities whose underlying assets include plan assets by reason of a Plan's investment in such entities and on those persons who are “fiduciaries” as defined in Section 3(21) of ERISA and Section 4975 of the Code with respect to Plans. In considering an investment of the assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in the Exchange Notes, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of a Plan subject to Part 4 of Subtitle B of Title I of ERISA so as to minimize the risk of large losses, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, ERISA generally requires fiduciaries to hold all assets of a Plan subject to Part 4 of Subtitle B of Title I of ERISA in trust and to maintain the indicia of ownership of such assets within the jurisdiction of the district courts of the United States. A fiduciary of a Plan subject to Part 4 of Subtitle B of Title I of ERISA should consider whether an investment in the Exchange Notes satisfies these requirements.
An investor who is considering acquiring the Exchange Notes with the assets of a Plan must consider whether the acquisition and holding of the Exchange Notes will constitute or result in a non-exempt prohibited transaction. Section 406(a) of ERISA and Sections 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit certain transactions that involve a Plan and a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975(e)(2) of the Code with respect to such Plan. Examples of such prohibited transactions include, but are not limited to, sales or exchanges of property (such as the Exchange Notes) or extensions of credit between a Plan and a party in interest or disqualified person. Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code generally prohibit a fiduciary with respect to a Plan from dealing with the assets of the Plan for its own benefit (for example when a fiduciary of a Plan uses its position to cause the Plan to make investments in connection with which the fiduciary (or a party related to the fiduciary) receives a fee or other consideration).
ERISA and the Code contain certain exemptions from the prohibited transactions described above, and the Department of Labor has issued several exemptions, although certain exemptions do not provide relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and Sections 4975(c)(1)(E) and (F) of the Code. Exemptions include Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code pertaining to certain transactions with non-fiduciary service providers; Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60, applicable to transactions involving insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding investments effected by a qualified professional asset manager; and PTCE 96-23, regarding investments effected by an in-house asset manager. There can be no assurance that any of these exemptions will be available with respect to the acquisition of the Exchange Notes. Under Section 4975 of the Code, excise taxes are imposed on disqualified persons who participate in non-exempt prohibited transactions (other than a fiduciary acting only as such) and such transactions may have to be rescinded.
As a general rule, a governmental plan, as defined in Section 3(32) of ERISA (each, a “Governmental Plan”), a church plan, as defined in Section 3(33) of ERISA, that has not made an election under Section 410(d) of the Code (each, a “Church Plan”) and a plan maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (each, a “non-U.S. Plan”) are not subject to Title I of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested without regard to the fiduciary and prohibited transaction considerations described above. Although a Governmental Plan, a Church Plan or a non-U.S. Plan is not subject to Title I of ERISA or Section 4975 of the Code, it may be subject to other United States federal, state or local laws or non-U.S. laws that regulate its investments (a “Similar Law”). A fiduciary of a Government Plan, a Church Plan or a non-U.S. Plan should consider whether investing in the Exchange Notes satisfies the requirements, if any, under any applicable Similar Law.
The Exchange Notes may be acquired by a Plan, a Governmental Plan, a Church Plan, a non-U.S. Plan or an entity whose underlying assets include the assets of a Plan, but only if the acquisition will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of Similar Law. Therefore, any investor in the Exchange Notes will be deemed to represent and warrant to us and the Trustee that (1)(a) it is not (i) a Plan, (ii) a Governmental Plan, (iii) a Church Plan, (iv) a non-U.S. Plan or (v) an entity whose underlying assets include the assets of a Plan, (b) it is a Plan or an entity whose underlying assets include the assets of a Plan and the acquisition and holding of the Exchange Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or (c) it is a Governmental Plan, a Church Plan, a non-U.S. Plan or an entity whose underlying assets include the assets of a Governmental Plan, a Church Plan or a non-U.S. Plan that is not subject to (i) ERISA, (ii) Section 4975 of the Code or (iii) any Similar Law that prohibits or imposes excise or penalty taxes on the acquisition or holding of the Exchange Notes; and (2) it will notify us and the Trustee immediately if, at any time, it is no longer able to make the representations contained in clause (1) above. Any purported transfer of the Exchange Notes to a transferee that does not comply with the foregoing requirements shall be null and void ab initio.
This offer is not a representation by us that an acquisition of the Exchange Notes meets any or all legal requirements applicable to investments by Plans, Governmental Plans, Church Plans, non-U.S. Plans or entities whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan or that such an investment is appropriate for any particular Plan, Governmental Plan, Church Plan, non-U.S. Plan or entity whose underlying assets include the assets of a Plan, a Governmental Plan, a Church Plan or a non-U.S. Plan.

PLAN OF DISTRIBUTION
Any broker-dealer that holds Original Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Original Notes acquired directly from us) and that will be a beneficial owner (as defined in Rule 13d-3 under the Securities Act) of Exchange Notes to be received by such broker-dealer in the Exchange Offers, may exchange such Original Notes pursuant to the Exchange Offers. Any such broker-dealer, however, may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the Exchange Offers. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus.
We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the Exchange Offers and any broker-dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. By delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
We have agreed to pay all expenses incident to the Exchange Offers, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Original Notes, including any broker-dealers, against certain liabilities incurred in connection with the Exchange Offers, including liabilities under the Securities Act.

LEGAL MATTERS
Certain legal matters with respect to the Exchange Offers will be passed upon for us by Jones Day.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to MPLX’s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

Item 20.	Indemnification of Directors and Officers.

Section 7.7(a) of MPLX’s Fifth Amended and Restated Agreement of Limited Partnership, dated as of July 30, 2019, which we refer to as the Partnership Agreement, filed as an exhibit hereto, provides that MPLX will indemnify and hold harmless the following persons, each, an Indemnitee, to the fullest extent permitted by law, but subject to the limitations expressly provided in the Partnership Agreement, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of such Indemnitee’s status with respect to MPLX and acting (or refraining to act) in such capacity on behalf of or for the benefit of MPLX:

•	MPLX GP LLC, as the general partner of MPLX;

•	any departing general partner of MPLX;

•	any person who is or was an affiliate of MPLX GP LLC or any departing general partner of MPLX;

•
any person who is or was a managing member, manager, general partner, director, officer, fiduciary or trustee of MPLX, its subsidiaries, MPLX GP LLC, any departing general partner of MPLX or any of their respective affiliates;

•
any person who is or was serving at the request of MPLX GP LLC or any departing general partner of MPLX or any of their respective affiliates as a manager, managing member, general partner, director, officer, fiduciary or trustee of another person owing a fiduciary duty to MPLX or any of its subsidiaries, provided that a person shall not be an Indemnitee for purposes of the Partnership Agreement by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and

•
any person MPLX GP LLC designates as an Indemnitee because such person’s status, service or relationship exposes such person to claims, demands, suits or proceedings relating to the business and affairs of MPLX and its subsidiaries.

Provided, that no Indemnitee will be indemnified and held harmless pursuant to the Partnership Agreement if there has been a final non-appealable judgment entered by a court of competent jurisdiction determining that such Indemnitee, in respect of the matter for which such Indemnitee is seeking indemnification under the Partnership Agreement, acted in bad faith or engaged in intentional fraud, willful misconduct, or with respect to any criminal matter, acted with knowledge that such Indemnitee’s conduct was unlawful, and; provided further, that none of MPLX GP LLC’s affiliates (other than any Group Member (as defined in the Partnership Agreement)) will be entitled to indemnification for their obligations under the Transaction Documents (as defined in the Partnership Agreement).
Any indemnification described above will be made only out of MPLX’s assets. Unless MPLX GP LLC otherwise agrees, MPLX GP LLC will not be personally liable for such indemnification, or have any obligation to contribute or loan funds or assets to MPLX to enable MPLX to effectuate such indemnification.
Section 7.7(b) of the Partnership Agreement states that, to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by MPLX prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification, the Indemnitee is not entitled to be indemnified upon receipt by MPLX of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by Section 7.7 of the Partnership Agreement.
Section 7.7(d) of the Partnership Agreement states that MPLX may purchase and maintain (or reimburse MPLX GP LLC or its affiliates for the cost of) insurance, on behalf of MPLX GP LLC, its affiliates and such other persons as MPLX GP LLC shall determine, against any liabilities that may be asserted against, or expenses that may be incurred by, such person in connection with MPLX’s activities or such person’s activities on behalf of MPLX, regardless of whether MPLX would have the power to indemnify such person against such liabilities under the Partnership Agreement. As of the date of this Registration Statement, MPLX GP LLC maintains directors and officers liability insurance for the benefit of its directors and officers, and MPLX reimburses MPLX GP LLC for a portion of the cost of maintaining this insurance.
Subject to the limitations set forth in the Partnership Agreement, Section 17-108 of the Delaware Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 21.	Exhibits And Financial Statement Schedules.

(a)	Exhibits. The following is a list of all exhibits filed as a part of this registration statement on Form S-4, including those incorporated by reference.

Exhibit No.	Description of Exhibit
3.1	Certificate of Limited Partnership of MPLX LP (incorporated by reference to Exhibit 3.1 to MPLX’s Registration Statement on Form S-1 (File No. 333-182500) filed by MPLX on July 2, 2012).
3.2
Amendment to the Certificate of Limited Partnership of MPLX LP (incorporated by reference to Exhibit 3.2 to MPLX’s Registration Statement on Form S-1/A (File No. 333-182500), filed by MPLX on October 9, 2012).

3.3
Fifth Amended and Restated Agreement of Limited Partnership of MPLX LP (incorporated by reference to Exhibit 3.1 to MPLX’s Current Report on Form 8-K/A (File No. 001-35714), filed by MPLX on August 14, 2019).

4.1
Registration Rights Agreement, dated as of September 23, 2019, by and among MPLX LP, MPLX GP LLC, Barclays Capital Inc., MUFG Securities Americas Inc. and Wells Fargo Securities, LLC (incorporated by reference to Exhibit 4.7 to MPLX’s Current Report on Form 8-K filed on September 27, 2019, File No. 001-35714).

4.2
Indenture, dated February 12, 2015, between MPLX LP and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to MPLX’s Current Report on Form 8-K filed on February 12, 2015, File No. 001-35714).

4.3
Seventeenth Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and the Bank of New York Mellon Trust Company, N.A., including form of note (incorporated by reference to Exhibit 4.1 to MPLX’s Current Report on Form 8-K filed on September 27, 2019, File No. 001-35714).

4.4
Eighteenth Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and the Bank of New York Mellon Trust Company, N.A., including form of note (incorporated by reference to Exhibit 4.2 to MPLX’s Current Report on Form 8-K filed on September 27, 2019, File No. 001-35714).

4.5
Nineteenth Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and the Bank of New York Mellon Trust Company, N.A., including form of note (incorporated by reference to Exhibit 4.3 to MPLX’s Current Report on Form 8-K filed on September 27, 2019, File No. 001-35714).

4.6
Twentieth Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and the Bank of New York Mellon Trust Company, N.A., including form of note (incorporated by reference to Exhibit 4.4 to MPLX’s Current Report on Form 8-K filed on September 27, 2019, File No. 001-35714).

4.7
Twenty-First Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and the Bank of New York Mellon Trust Company, N.A., including form of note (incorporated by reference to Exhibit 4.5 to MPLX’s Current Report on Form 8-K filed on September 27, 2019, File No. 001-35714).

4.8
Twenty-Second Supplemental Indenture, dated as of September 23, 2019, between MPLX LP and the Bank of New York Mellon Trust Company, N.A., including form of note (incorporated by reference to Exhibit 4.6 to MPLX’s Current Report on Form 8-K filed on September 27, 2019, File No. 001-35714).

5.1	Opinion of Jones Day as to the legality of the securities being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.3	Consent of Jones Day (included in Exhibit 5.1).
24.1	Powers of Attorney.
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee on Form T-1.

Item 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	[RESERVED]

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities

Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Findlay, in the State of Ohio, on the 20th day of March, 2020.

By:	MPLX GP LLC, its General Partner

By:	/s/ Michael J. Hennigan
Michael J. Hennigan
Director, President and Chief Executive Officer
of MPLX GP LLC (the general partner of MPLX LP)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th of March, 2020.

Signature	Title	Date
/s/ Michael J. Hennigan	Director, President and Chief Executive Officer of MPLX GP LLC (the general partner of MPLX LP) (Principal Executive Officer)	March 20, 2020
Michael J. Hennigan

*	Chairman of the Board of Directors of MPLX GP LLC (the general partner of MPLX LP)	March 20, 2020
Gary R. Heminger

/s/ Pamela K.M. Beall	Director, Executive Vice President and Chief Financial Officer of MPLX GP LLC (the general partner of MPLX LP) (Principal Financial Officer)	March 20, 2020
Pamela K.M. Beall

/s/ C. Kristopher Hagedorn	Vice President and Controller of MPLX GP LLC (the general partner of MPLX LP) (Principal Accounting Officer)	March 20, 2020
C. Kristopher Hagedorn

*	Director of MPLX GP LLC (the general partner of MPLX LP)	March 20, 2020
Michael L. Beatty

*	Director of MPLX GP LLC (the general partner of MPLX LP)	March 20, 2020
Christopher A. Helms

*	Director of MPLX GP LLC (the general partner of MPLX LP)	March 20, 2020
Garry L. Peiffer

*	Director of MPLX GP LLC (the general partner of MPLX LP)	March 20, 2020
Dan D. Sandman

*	Director of MPLX GP LLC (the general partner of MPLX LP)	March 20, 2020
Frank M. Semple

*	Director of MPLX GP LLC (the general partner of MPLX LP)	March 20, 2020
J. Michael Stice

*	Director of MPLX GP LLC (the general partner of MPLX LP)	March 20, 2020
John P. Surma

*	Director of MPLX GP LLC (the general partner of MPLX LP)	March 20, 2020
Donald C. Templin

* This Registration Statement has been signed on behalf of the above officers and directors by Michael J. Hennigan, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.1 to this Registration Statement.

By:	/s/ Michael J. Hennigan	Date:	March 20, 2020
Michael J. Hennigan
Attorney-in-Fact